Exhibit No. 10-28
    AGREEMENT FOR CONSULTING SERVICES BETWEEN
    NIAGARA MOHAWK POWER CORPORATION
    AND WILLIAM J. DONLON

    THIS AGREEMENT FOR CONSULTING SERVICES ("Agreement") effective July 15, 1993, is between NIAGARA MOHAWK POWER CORPORATION, a corporation organized under the laws of the State of New York and having its offices and principal place of business at 300 Erie Boulevard West, Syracuse, New York 13202 ("NMPC"), and William J. Donlon, residing at 4824 Cavalry Green Drive, Manlius, New York 13104 ("Consultant") (collectively referred to herein as the "Parties").

    NOW  THEREFORE,  the  Parties,   in  consideration  of  the  terms,
    conditions and mutual covenants hereinafter set forth, hereby agree as follows:

    ARTICLE 1 - DESCRIPTION OF AGREEMENT

    1.1 Entire Agreement. This Agreement sets forth the full and complete understanding of the parties regarding the Work to be performed by the Consultant for NMPC and supersedes all previous understandings, written or oral, which may have existed relating to the Work.

    1.2  Priorities Clause.  All component  parts of the Agreement  are intended to be complementary. The Agreement consists of the following parts, which, in the event of conflict between them, are listed in descending order of precedence:

    (1)  Agreement Amendments.
    (2)  Agreement.
    (3)  Agreement Appendices.
         Proposals, except as specifically referenced in the Agreement, are not component parts of the Agreement.

    ARTICLE 2 - CONTRACTUAL RELATIONS
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    2.1  Independent Contractor.   Consultant  shall be  an independent
    contractor with respect to the Work to be performed hereunder.


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    Neither Consultant nor subcontractors, nor the employees of either, shall be deemed to be the servants, employees or agents of NMPC.

    2.2 Third-Party Beneficiaries. Except as specifically and solely provided in this Agreement, no person shall have any rights or interest, direct or indirect, in the Agreement and the services and products to be provided hereunder. The Parties specifically disclaim any intent to create rights in any person or third-party beneficiary to the Agreement or the services and products to be provided hereunder.

    ARTICLE 3 - SCOPE OF WORK

    3.1 Consultant's Responsibilities. Consultant shall, subject to the terms and provisions of this Agreement, provide advice, counsel and assistance on a wide range of topics such as public and community affairs and special projects when needed and at the specific direction of Mr. William E. Davis, Chairman and Chief Executive Officer of NMPC, or his duly authorized representative (the "Work"). NMPC will attempt to provide Consultant with as much advance notice as possible of any proposed need date for his services.


    ARTICLE 4 - TERM

    4.1 Term. The term of the Agreement shall commence on the effective date hereof and continue through July 14, 1995. This Agreement shall not merge with or be terminated or superseded by any agreement between the parties which does not specifically so provide.

    4.2  Extension.  The terms of the Agreement shall continue in force
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    and  effect as  to  any Work  previously  authorized and  still  in progress at the time the Agreement expires, until the completion and final acceptance of such Work unless NMPC specifically elects to terminate such authorization.

    4.3 Termination. The Consultant, or his designated agent with power of attorney, may terminate this Agreement for convenience on thirty (30) days' notice to NMPC in writing, by U.S. first-class mail, courier delivery service or personal delivery, to the following address:


    Niagara Mohawk Power Corporation
    300 Erie Boulevard West
    Syracuse, New York  13202

    Attention:  Samuel F. Manno
                Vice President
    Purchasing and Corporate Services


    ARTICLE 5 - PRICE

    5.1 Price. Consultant shall be compensated for services rendered at the rate of two hundred dollars ($200.00) per hour (the cash consideration), such rate to be fixed for the term of performance under this Agreement.

    5.2  Expenses.   In  addition, Consultant  shall be  reimbursed, at
    cost, for reasonable and proper business expenses directly related to the consulting services provided.

    5.3  Invoices.   Consultant shall  submit an itemized  statement in
    the form of a monthly payment invoice setting forth the assignment name or service provided, hours incurred and related reimbursable
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    expenses during  the previous  month.   Each  payment invoice  must
    include appropriate receipts, documentation or explanation to substantiate all amounts being invoiced each month. NMPC will pay the Consultant the amount due within thirty (30) days of receipt of an acceptable invoice. Invoices shall be submitted to:

    Niagara Mohawk Power Corporation
    300 Erie Boulevard West
    Syracuse, New York  13202

    Attention:  William F. Edwards
                Assistant to the Chairman & Chief Executive Officer and the President of the Corporation

    5.4 Taxes. Consultant shall be liable for and pay all taxes, contributions and penalties, including interest thereon, that are required or imposed by law in connection with the Work, including, but not limited to, federal, state or local sales, use, excise, consumer, employment (including, but not limited to FICA labor, pension obligations and fees), unemployment compensation, social security, worker's compensation, old age retirement benefits, life pensions, annuities and similar taxes or benefits, which may now or hereafter be imposed by law or collective bargaining agreements applicable to labor, services, goods or materials with respect to performance of the Work.

    ARTICLE 6 - INDEMNIFICATION

    6.1 Indemnification. In further consideration of the services to be performed by Consultant as described above, Owner hereby agrees to indemnify, save and hold harmless and defend Consultant from all claims, losses, damages, suits, and expenses brought by third parties, including costs and attorney's fees arising or alleged to arise in whole or in part, from liability arising or alleged to arise out of or in any way connected with the services to be
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    furnished  by Consultant, or any other party for whom Consultant is legally responsible, whether or not caused or alleged to be caused in whole or in part by the Consultant or any party for whom Consultant is legally responsible, excepting only the willful
    misconduct  of  Consultant.   If  any  part  of  this provision  is
    adjudged to be contrary to law, the remaining parts of this provision shall in all other respects be and remain legally effective and binding.

    6.2  Survival.    The  obligations  of  NMPC with  respect  to  the
    indemnification herein shall survive the completion or termination of this Agreement.

    ARTICLE 7 - PLANS AND SPECIFICATIONS

    7.1 Title. Any information, reports, data or documentation prepared by Consultant pursuant to this Agreement shall become the sole property of NMPC and NMPC may use the information contained therein for any purpose whatsoever. Consultant shall return to NMPC, at the termination of this Agreement, all material deemed proprietary by NMPC.


    7.2 Confidentiality. Consultant shall treat as confidential all information, reports, data or documentation provided to Consultant, regardless of the source, or prepared by Consultant in connection with performance of this Agreement, unless otherwise specified by NMPC or such information is already in the public domain.

    ARTICLE 8 - MISCELLANEOUS

    8.1  Titles  and  Headings.    Titles  and  headings  of  Articles,
    Sections  or   Paragraphs  in  this  Agreement   are  inserted  for
    convenience of reference only and are not intended to affect the interpretation or construction of the Agreement.
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    8.2  Severability.    The  invalidity or  unenforceability  or  any
    portion  of the  Agreement shall in  no way affect  the validity or
    enforceability  of any  other  portion or  provision  hereof.   Any
    invalid or unenforceable portion or provision shall be severed from the Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision.




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    8.3  Governing Law.  This Agreement shall be deemed executed in the
    State of New York and shall be interpreted and enforced according to the laws of the State of New York, exclusive of its choice of law rules.

    8.4  Counterparts.   This  Agreement is  being executed  in several
    counterparts, each of which is an original and all of which together constitute but one and the same Agreement.

    8.5 Integration. This Agreement, as the same may be amended or modified from time to time in writing, constitutes the entire agreement relating to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, commitments, understandings and discussions, whether oral or written, relating to the Agreement. Any purchase order accompanying this Agreement is not a contract, is not a part of this Agreement and is not intended to add to, modify or vary the same or to waive any of its provisions. Any purchase order accompanying this Agreement is intended to accommodate NMPC's internal recordkeeping system only and has no legal effect as between the parties. THE PARTIES HAVE READ AND UNDERSTOOD THE AGREEMENT AND AGREE TO BE BOUND BY ITS TERMS.
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

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the day and year first written below.


    NIAGARA MOHAWK POWER CORPORATION



       By: ___________________________
           William E. Davis
    Title: Chairman & Chief Executive Officer

    Attest: _____________________
    Date: _________________________


    CONSULTANT


       By: ___________________________
           William J. Donlon
    Title: Consultant
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    Attest: ____________________
    Date: _________________________
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